As Filed with the Securities and Exchange Commission on April 21, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DCP MIDSTREAM, LP

(Exact name of registrant as specified in its charter)

Delaware	03-0567133
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6900 E. Layton Ave., Suite 900

Denver, Colorado 80237

(303) 595-3331

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

DCP Midstream, LP 2016 Long-Term Incentive Plan, as amended

(Full title of the plan)

Kamal K. Gala

Assistant General Counsel and Corporate Secretary

6900 E. Layton Ave., Suite 900

Denver, Colorado 80237

(303) 595-3331

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lucy Stark

Holland & Hart LLP

555 17th Street, Suite 3200

Denver, Colorado 80202

(303) 295-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by the DCP Midstream, LP (the “Company”) for the purpose of registering an additional 1,650,000 common units representing limited partner interests (the “common units”) to be issued pursuant to the Company’s 2016 Long-Term Incentive Plan (f/k/a the DCP Midstream Partners, LP 2016 Long-Term Incentive Plan) (the “LTIP”). These common units are in addition to the 900,000 common units that may be issued under the LTIP pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-211905) filed with the Securities and Exchange Commission (the “Commission”) on June 7, 2016 (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8 under the Securities Act, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement, except to the extent supplemented, amended and superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of this Registration Statement will be sent or given to participants in the LTIP as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” into this Registration Statement the information we have filed with the Commission. This means that we can disclose important information to you without actually including the specific information in this Registration Statement by referring you to those documents filed separately with the Commission. The information incorporated by reference is an important part of this Registration Statement. Information that we file later with the Commission will automatically update and shall replace information in this Registration Statement and information previously filed with the Commission. We incorporate by reference the documents listed below and any filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding in all cases any information furnished under Items 2.02 or 7.01 or exhibits furnished pursuant to Item 9.01 on any Current Report on Form 8-K) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold:

•	The Registrant’s Annual Report on Form 10-K (File No. 001-32678) for the year ended December 31, 2021, filed with the Commission on February 18, 2022;

•	The Registrant’s Current Reports on Form 8-K (File No. 001-32678) filed with the Commission on March 7, 2022 and March 22, 2022; and

•

The description of the Common Units contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-32678) filed with the Commission on November 18, 2005, and any subsequent amendment filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should not assume that the information incorporated by reference or provided in this Registration Statement is accurate as of any date other than the date on the front cover of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed as part of this registration statement.

Exhibit No.	Description

3.1*	Fifth Amended and Restated Agreement of Limited Partnership of DCP Midstream, LP dated November 6, 2019 (attached as Exhibit 3.1 to DCP Midstream, LP’s Current Report on Form 8-K (File No. 001-32678) filed with the Commission on November 8, 2019).

5.1	Opinion of Holland & Hart LLP.

10.1 *+	DCP Midstream Partners, LP 2016 Long-Term Incentive Plan (attached as Exhibit A to DCP Midstream Partners, LP’s Definitive Proxy Statement on Schedule 14A (File No. 001-32678) filed with the Commission on March 15, 2016).

10.2 *+	First Amendment to the DCP Midstream, LP 2016 Long-Term Incentive Plan (attached as Annex A to DCP Midstream, LP’s Definitive Information Statement on Schedule 14C (File No. 001-32678) filed with the Commission on March 7, 2022).

23.1	Consent of Deloitte & Touche LLP on Consolidated Financial Statements of DCP Midstream, LP and the effectiveness of DCP Midstream, LP’s internal control over financial reporting.

23.2	Consent of BDO USA, LLP on Financial Statements of Gulf Coast Express Pipeline LLC.

23.3	Consent of Holland & Hart LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement on Form S-8).

107	Filing Fee Table

*	Such exhibit has heretofore been filed with the Commission as part of the filing indicated and is incorporated herein by reference.
+	Denotes management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 21st, 2022.

DCP MIDSTREAM, LP

By: DCP MIDSTREAM GP, LP, its general partner

By: DCP MIDSTREAM GP, LLC, its general partner

By:	/s/ Wouter T. van Kempen
Name: Wouter T. van Kempen
Title: Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of DCP Midstream GP, LLC hereby constitutes and appoints each of Wouter T. van Kempen, Sean P. O’Brien, George R. Green, and Kamal K. Gala as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wouter T. van Kempen	Chief Executive Officer, President, Chairman of the Board and Director	April 21, 2022
Wouter T. van Kempen	(Principal Executive Officer)

/s/ Sean P. O’Brien	Group Vice President and Chief Financial Officer	April 21, 2022
Sean P. O’Brien	(Principal Financial Officer)

/s/ Richard A. Loving	Chief Accounting Officer	April 21, 2022
Richard A. Loving	(Principal Accounting Officer)

/s/ Allen C. Capps	Director	April 21, 2022
Allen C. Capps

/s/ Heather Crowder	Director	April 21, 2022
Heather Crowder

/s/ Fred J. Fowler	Director	April 21, 2022
Fred J. Fowler

/s/ William F. Kimble	Director	April 21, 2022
William F. Kimble

/s/ Brian Mandell	Director	April 21, 2022
Brian Mandell

/s/ Stephen J. Neyland	Director	April 21, 2022
Stephen J. Neyland

/s/ Bill W. Waycaster	Director	April 21, 2022
Bill W. Waycaster